Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Acquires Five New Markets & Announces 2019 Distribution Plan

December 21, 2018 — Baton Rouge, LA – Lamar Advertising Company (Nasdaq: LAMR), a leading owner of outdoor advertising and logo sign displays, today announced that it has acquired Fairway Outdoor Advertising’s billboard operations in five U.S. markets from GTCR, LLC for a purchase price of $418.5 million.

“We are excited to add these high-quality, REIT-eligible assets in attractive markets to our portfolio,” said Lamar chief executive Sean Reilly. “This accretive acquisition, in addition to our anticipated over 5% organic sales growth in Q4, gives us tremendous momentum as we enter 2019.”

The all-cash acquisition adds more than 8,500 billboard faces, including more than 135 digital displays, in North Carolina, South Carolina, Georgia and Wisconsin. Lamar anticipates that the acquisition will contribute approximately $70.0 million in revenue in 2019. The purchase price represents an acquisition multiple of approximately 12x Fairway’s trailing EBITDA, and Lamar anticipates that it will realize approximately $4 million in synergies in 2019.

“GTCR has done an excellent job operating these assets since acquiring them in early 2015, and we are confident that we can build upon their success,” Reilly said. “Given our familiarity with the Southeast and the upper Midwest, we anticipate a seamless transition.”

The transaction gives Lamar new full-service operations in Greenville/Spartanburg, South Carolina; Raleigh-Durham, North Carolina; Greensboro/Winston-Salem, North Carolina; Athens, Georgia; and La Crosse, Wisconsin.

Lamar financed the acquisition using borrowings under its bank credit facility and under a $175 million accounts receivable securitization line arranged through PNC Bank, NA.

Kean Miller LLP and Locke Lord LLP acted as legal advisors to Lamar.

In addition, subject to the approval of its Board of Directors, Lamar announced today that it expects to make regular quarterly distributions to stockholders in 2019 in an aggregate amount of $3.84 per share, a 5.2% increase over aggregate distributions paid or to be paid in 2018 of $3.65.

Conference Call Information

A conference call will be held for investors and analysts on Friday, December 21, 2018 at 1 p.m. Central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers: 1-877-271-1828 or 1-334-323-9871

Pass Code: 38698

Replay: 1-877-919-4059 or 1-334-323-0140

Pass Code: 69288995

Available through Friday, January 4, 2019

Live Webcast: www.lamar.com

Webcast Replay: www.lamar.com

Available through Friday, January 4, 2019

Forward Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning the strategic and economic benefits of the acquisition, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Lamar’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, difficulties in integrating the acquired markets that may lead to an inability to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all, and other risks and uncertainties detailed from time to time in Lamar’s filings with the Securities and Exchange Commission, including those risks outlined in “Item 1A: Risk Factors” in Lamar’s Annual Report on Form 10-K for the year ended December 31, 2017, as supplemented by any risk factors contained in Lamar’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

About Lamar Advertising Company

Founded in 1902, Lamar Advertising Company (Nasdaq: LAMR) is one of the largest outdoor advertising companies in the world, with more than 348,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out of home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,000 displays. Please feel free to explore our website www.lamar.com or contact us at hello@lamar.com for additional information.

Press Contact:

Buster Kantrow

Director of Investor Relations

Lamar Advertising Company

(225) 926-1000

bkantrow@lamar.com